================================================================================

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                               CirTran Corporation
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]    $125 per Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)     Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

2)     Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                      --------------------------

4)     Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

5)     Total fee paid:

       -------------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

1)     Amount Previously Paid: _________________________________________________

2)     Form, Schedule or Registration Statement No _____________________________

3)     Filing Party: ___________________________________________________________

4)     Date Filed: _____________________________________________________________

================================================================================

                               CirTran Corporation
                              4125 South 6000 West
                          West Valley City, Utah 84128

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 30, 2007

To the Shareholders:

         Notice is hereby given that a Special Meeting of the Shareholders of CirTran Corporation (the "Company") will be held at the Company's headquarters, located at 4125 South 6000 West, West Valley City, Utah 84128, on Monday, April 30, 2007, at 10:00 a.m., M.D.S.T., for the following purpose, which is discussed in the following pages and which are made part of this Notice:

         1. To consider and act upon a proposed amendment to the Company's articles of incorporation that increases the authorized capital of the Company to include 1,500,000,000 shares of common stock and effectuates a 1.2 shares for one share forward stock split; and
         2. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on Friday, March 16, 2007, as the record date (the "Record Date") for the determination of shareholders having the right to notice of, and to vote at, the Special Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 4125 South 6000 West, West Valley City, Utah, 84128, during the ten business days prior to the meeting.

         You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly, either in the enclosed return envelope or by facsimile to (801) 277-3147, whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Special Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

                                     By Order of the Board of Directors,

                                     /s/ Iehab Hawatmeh
West Valley City, Utah
March 29, 2007                       Iehab Hawatmeh,
                                     President and Director

                               CirTran Corporation
                              4125 South 6000 West
                          West Valley City, Utah 84128
                                 (801) 963-5112

                    ----------------------------------------

                                 PROXY STATEMENT

                    ----------------------------------------


                         SPECIAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited by the Board of Directors of CirTran Corporation ("CirTran" or the "Company") for use in voting at the Special Meeting of Shareholders (the "Special Meeting") to be held at the Company's headquarters, located at 4125 South 6000 West, West Valley City, Utah 84128, on Monday, April 30, 2007, at 10:00 a.m., M.D.T., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Special Meeting in accordance with the instructions of the shareholder completing the proxy. If a signed proxy is returned but no specific instructions are given, the shares will be voted (i) FOR approval of a proposed amendment to the Company's articles of incorporation that would increase the authorized capital of the Company to include 1,500,000,000 shares of common stock and the
1.2 shares for one share forward stock split. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Special Meeting, by giving written notice to the Company's Secretary prior to the Special Meeting or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. Each share present at the meeting in person or by proxy is entitled to one vote on each matter presented at the meeting. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for any questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Special Meeting will be counted by inspectors to be appointed by the Company. (The Company anticipates that the inspectors will be employees, attorneys or agents of the Company.)

The close of business on Friday, March 16, 2007, has been fixed as the record date (the "Record Date") for determining the shareholders entitled to notice of, and to vote at, the Special Meeting. Each share shall be entitled to one vote on all matters. As of the Record Date there were 673,608,154 shares of the Company's Class A common stock outstanding and entitled to vote, held by 525 holders of record. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about April 5, 2007.


                    ----------------------------------------

               PROPOSAL 1 - AMENDMENT OF ARTICLES OF INCORPORATION

         As of January 1, 2007, the first paragraph of Article IV of the Company's Articles of Incorporation, as amended to date, read:

              "FOUR: The aggregate number of shares which this Corporation shall have authority to issue is 750,000,000 Common Shares having a par value of $0.001 per share. Each share of stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of the shareholders. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. The capital stock of the Corporation shall be issued as fully paid, and the private property of the shareholders shall not be liable for the debts, obligations or liabilities of the Corporation. Fully paid stock of this Corporation shall not be liable to any further call of assessment. On May 19, 2000, the shareholders of the Corporation approved a one for three thousand (3,000) reverse stock split of the issued and outstanding shares of the Corporation.

         The  Company's  Board of  Directors  has  approved  the adoption of the
amendment  (the  "Amendment")  to  the  Articles  of   Incorporation,   and  has
recommended the Amendment to the shareholders for their approval and adoption.

         If approved by the shareholders of the Company at the Special Meeting, the new first paragraph of Article IV of the Certificate of Incorporation, as amended, would read as follows:

                                   ARTICLE IV
                                 CAPITALIZATION

              The aggregate number of shares which this Corporation shall have authority to issue is 1,500,000,000 Common Shares having a par value of $0.001 per share. Each share of stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of the shareholders. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. The capital stock of the Corporation shall be issued as fully paid, and the private property of the shareholders shall not be liable for the debts, obligations or liabilities of the Corporation. Fully paid stock of this Corporation shall not be liable to any further call of assessment. Effective as of the time at which this Certificate of Amendment to Articles of Incorporation (the "Amended Articles") becomes effective (the "Effective Date"), all outstanding shares of common stock of the Corporation automatically shall be subdivided at the rate of 1.20 shares for one share (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent and as necessary, exchange certificates representing common stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of common stock resulting from the subdivision ("New Common").

         Except for this change, the amendment would not affect any other provision of the Articles of Incorporation. The text of the proposed amendment to amend Article IV to the Articles of Incorporation is attached to this Proxy Statement Statement as Exhibit 1 and is incorporated herein by reference.

         Background of the Proposed Amendment

         Increase in Authorized Capital
         ------------------------------

         As of January 1, 2007, we were authorized, pursuant to our Articles of Incorporation, as amended to date, to issue up to 750,000,000 shares of our common stock, and there were 655,716,326 shares of the Company's Common Stock issued and outstanding. Additionally, as of the Record Date, the Company had the following obligations to reserve or issue shares of its common stock:

The Highgate Convertible Debenture Transaction

         On May 26, 2005, we entered into a securities purchase agreement (the "Purchase Agreement") with Highgate House Funds, Ltd., a Cayman Island exempted company ("Highgate"), relating to the issuance by us of a 5% Secured Convertible Debenture, due December 31, 2007, in the aggregate principal amount of $3,750,000 (the "Highgate Debenture").

         In connection with the purchase of the Highgate Debenture, we used $2,265,000 to repay two promissory notes to Cornell Capital Partners, LP ("Cornell"), one in the amount of $1,700,000, and the other in the amount of $565,000. Highgate and Cornell have the same general partner, Yorkville Advisors, but have different portfolio managers.

         We also paid a commitment fee of $240,765, a structuring fee of $10,000 to Highgate, and legal fees of $5,668. As such, of the total purchase amount of $3,750,000, the net proceeds to us were $1,228,567, which we received following the closing of the issuance of the Highgate Debenture. We used these proceeds for general corporate and working capital purposes.

         The Highgate Debenture bears interest at a rate of 5%. Highgate is entitled to convert, at its option, all or part of the principal amount owing under the Highgate Debenture into shares of our common stock at a conversion price equal to the lesser of (a) $0.10 per share, or (b) an amount equal to the lowest closing bid price of the Common Stock as listed on the OTC Bulletin Board, as quoted by Bloomberg L.P. for the twenty (20) trading days immediately preceding the conversion date. Except as otherwise set forth in the Highgate Debenture, Highgate's right to convert principal amounts owing under the Highgate Debenture into shares of our common stock is limited as follows:

         1. Highgate may convert up to $250,000 worth of the principal amount plus accrued interest of the Highgate Debenture in any consecutive 30-day period when the market price of our stock is $0.10 per share or less at the time of conversion;

         2. Highgate may convert up to $500,000 worth of the principal amount plus accrued interest of the Highgate Debenture in any consecutive 30-day period when the price of our stock is greater than $0.10 per share at the time of conversion, provided, however, that Highgate may convert in excess of the foregoing amounts if we and Highgate mutually agree; and

         3. Upon the occurrence of an event of default (as defined in the Highgate Debenture), Highgate may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained in the Highgate Debenture and/or the Purchase Agreement, convert the Highgate Debenture and accrued interest thereon into shares of our common stock pursuant to the Highgate Debenture.

         Pursuant to the Highgate Debenture, interest is to be paid at the time of maturity or conversion. We may, at our option, pay accrued interest in cash or in shares of common stock. If paid in stock, the conversion price shall be the closing bid price of the common stock on either (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date on which the interest payment is made.

         As noted above, assuming a hypothetical conversion of the $2,650,000 remaining as of January 29, 2007, at a hypothetical conversion price of $0.02 per share, we would need to issue 132,500,000 shares of our common stock to Highgate. Please note that if the conversion price changes, the number of shares issuable on conversion also changes. We have included a table below with examples of the number of shares issuable at various conversion prices.

The 2005 Cornell Convertible Debenture Transaction

         On December 30, 2005, we entered into a securities purchase agreement (the "Cornell Purchase Agreement") with Cornell Capital Partners, a Delaware limited partnership ("Cornell Capital"), relating to the issuance by us of a 5% Secured Convertible Debenture, due July 30, 2008, in the aggregate principal amount of $1,500,000 (the "Cornell Debenture").

         We also paid a commitment fee of $120,000, and a structuring fee of $10,000 to Cornell Capital. As such, of the total purchase amount of $1,500,000, the net proceeds to us were $1,370,000.

         The Cornell Debenture bears interest at a rate of 5%. Cornell Capital is entitled to convert, at its option, all or part of the principal amount owing under the Debenture into shares of the Company's common stock at a conversion price equal one hundred percent (100%) of the lowest closing bid price of the Common Stock as listed on the OTC Bulletin Board, as quoted by Bloomberg L.P. for the twenty (20) trading days immediately preceding the Conversion Date, subject to certain restrictions and limitations set forth in the Cornell Debenture.

         Under the terms of the Cornell Debenture, except upon an event of default as defined in the Cornell Debenture, Cornell Capital may not convert the Cornell Debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by Cornell Capital and its affiliates to exceed 4.99% of the outstanding shares of the common stock following such conversion.

         Pursuant to the Cornell Debenture, interest is to be paid at the time of maturity or conversion. We may, at our option, pay accrued interest in cash or in shares of our common stock. If paid in stock, the conversion price shall be the closing bid price of the common stock on either (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date on which the interest payment is made.

         In connection with the Cornell Purchase Agreement, we also agreed to grant to Cornell Capital warrants (the "Cornell Warrants") to purchase up to an additional 10,000,000 shares of our common stock. The Cornell Warrants have an exercise price of $0.09 per share, and expire three years from the date of issuance. The Cornell Warrants also provide for cashless exercise if at the time of exercise there is not an effective registration statement or if an event of default has occurred.

         As noted above, assuming a hypothetical conversion of the $1,500,000 remaining as of January 29, 2007, at a hypothetical conversion price of $0.02 per share, we would need to issue 75,000,000 shares of our common stock to Cornell. Please note that if the conversion price changes, the number of shares issuable on conversion also changes. We have included a table below with examples of the number of shares issuable at various conversion prices.

The 2006 Cornell Convertible Debenture Transaction

         On August 23, 2006, we entered into a securities purchase agreement (the "2006 Cornell Purchase Agreement") with Cornell relating to the issuance by us of another 5% Secured Convertible Debenture, due April 23, 2009, in the aggregate principal amount of $1,500,000 (the "2006 Cornell Debenture").

         We also paid a commitment fee of $120,000, and a structuring fee of $15,000 to Cornell. As such, of the total purchase amount of $1,500,000, the net proceeds to us were $1,365,000.

         The 2006 Cornell Debenture bears interest at a rate of 5%. Cornell is entitled to convert, at its option, all or part of the principal amount owing under the 2006 Cornell Debenture into shares of the Company's common stock at a conversion price equal one hundred percent (100%) of the lowest closing bid price of the Common Stock as listed on the OTC Bulletin Board, as quoted by Bloomberg L.P. for the twenty (20) trading days immediately preceding the Conversion Date, subject to certain restrictions and limitations set forth in the 2006 Cornell Debenture.

         Under the terms of the 2006 Cornell Debenture, except upon an event of default as defined in the 2006 Cornell Debenture, Cornell may not convert the Cornell Debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by Cornell and its affiliates to exceed 4.99% of the outstanding shares of the common stock following such conversion.

         Pursuant to the 2006 Cornell Debenture, interest is to be paid at the time of maturity or conversion. We may, at our option, pay accrued interest in cash or in shares of our common stock. If paid in stock, the conversion price shall be the closing bid price of the common stock on either (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date on which the interest payment is made.

         In connection with the 2006 Cornell Purchase Agreement, we also agreed to grant to Cornell warrants (the "2006 Cornell Warrants") to purchase up to an additional 15,000,000 shares of our common stock. The 2006 Cornell Warrants have an exercise price of $0.06 per share, and expire three years from the date of issuance. The 2006 Cornell Warrants also provide for cashless exercise if at the time of exercise there is not an effective registration statement or if an event of default has occurred.

         As noted above, assuming a hypothetical conversion of the $1,500,000 remaining under the 2006 Cornell Debenture, as of January 29, 2007, at a hypothetical conversion price of $0.02 per share, we would need to issue 75,000,000 shares of our common stock to Cornell. Please note that if the conversion price changes, the number of shares issuable on conversion also changes. The Cornell Debenture (issued in December 2005) and the 2006 Cornell Debenture are referred to collectively as the "Cornell Debentures."

         We have included a table below with examples of the number of shares issuable at various conversion prices.

         Highgate and Cornell have the same general partner, Yorkville Advisors, but have different portfolio managers. Additionally, the escrow agent appointed in connection with the purchase and sale of both the Cornell debenture transactions and the Highgate debenture transaction is David Gonzalez, who is an officer of Cornell.

         A chart showing the number of shares issuable upon hypothetical conversions of the Highgate Debenture and the Cornell Debentures at particular conversion prices is as follows:

Holders of CirTran common stock are subject to the risk of additional and substantial dilution to their interests as a result of the issuances of common stock in connection with the Convertible Debentures.

         The following table describes the number of shares of common stock that would be issuable, assuming that the full principal amount of the Cornell Debentures and the Highgate Debentures (collectively, the "Convertible Debentures"), excluding any interest accrued, was converted into shares of our common stock, irrespective of the availability of registered shares and any conversion limitations contained in the Convertible Debentures, and further assuming that the applicable conversion or exercise prices at the time of such conversion or exercise were the following amounts:

--------------------------------------------------------------------------------
                                         Shares Issuable     Total Shares
                                         Upon Conversion     Issuable in
                Shares Issuable Upon     of $3,000,000       Connection with
                Conversion of            Principal Amount    Conversion of
                $2,650,000 Principal     of Convertible      Aggregate Principal
Hypothetical    Amount of Convertible    Debentures by       Amount of
Conversion      Debenture by Highgate    Cornell Capital     Convertible
Price           House Funds, Ltd.        Partners            Debentures
------------    ---------------------    ----------------    -------------------
$0.01           265,000,000              300,000,000         565,000,000
------------    ---------------------    ----------------    -------------------
$0.02           132,500,000              150,000,000         282,500,000
------------    ---------------------    ----------------    -------------------
$0.03           88,333,333               100,000,000         183,333,333
------------    ---------------------    ----------------    -------------------
$0.04           66,250,000               75,000,000          141,250,000
------------    ---------------------    ----------------    -------------------
$0.05           53,000,000               60,000,000          113,000,000
------------    ---------------------    ----------------    -------------------
$0.10           26,500,000               30,000,000          56,500,000
--------------------------------------------------------------------------------

         Given the formula for calculating the shares to be issued in connection with conversions of the Convertible Debentures, there effectively is no limitation on the number of shares of common stock which may be issued in connection with conversions of the Convertible Debentures, except for the number of shares registered under prospectuses and related registration statements. As such, holders of our common stock may experience substantial dilution of their interests to the extent that Highgate and/or Cornell converts amounts under the Convertible Debentures.

         Although we have entered into an agreement with Cornell wherein Cornell agreed that it would not convert any of the principal or interest on the Cornell Debentures or exercise any of the Warrants granted to Cornell until we had taken the steps necessary to increase our authorized capital, if we are successful in increasing our authorized capital, Cornell will be able to convert the Cornell Debentures pursuant to its terms, which could result in the dilution described above.

ANAHOP Private Placement Transactions

         On May 24, 2006, we closed a private placement of shares of our common stock and warrants (the "May Private Offering"). Pursuant to a securities purchase agreement (the "Agreement"), we sold Fourteen Million, Two Hundred Eighty-five Thousand, Seven Hundred Fifteen (14,285,715) shares of our Common Stock (the "Shares") to ANAHOP, Inc., a California corporation ("ANAHOP"). The consideration paid for the Shares was One Million Dollars ($1,000,000). There were no underwriting discounts. In addition to the Shares, we issued warrants (the "May Warrants") to designees of ANAHOP as follows:

         - A warrant to purchase up to 10,000,000 shares, with an exercise price of $0.15 per share, exercisable upon the date of issuance, to Albert Hagar.

         - A warrant to purchase up to 5,000,000 shares, with an exercise price of $0.15 per share, exercisable upon the date of issuance, to Fadi Nora.

         - A warrant to purchase up to 5,000,000 shares, with an exercise price of $0.25 per share, exercisable upon the date of issuance, to Fadi Nora.

         - A warrant to purchase up to 10,000,000 shares, with an exercise price of $0.50 per share, to Albert Hagar.

         The May Warrants have exercise prices ranging from $0.15 to $0.50 as noted above, and are exercisable as of the date of issuance and through and including the date which is five years following the date on which our Common Stock is listed for trading on either the Nasdaq Small Cap Market, the Nasdaq Capital Market, the American Stock Exchange, or the New York Stock Exchange (the "Expiration Date").

         On June 30, 2006, we closed a second private placement of shares of our common stock and warrants (the "June Private Offering"). Pursuant to a securities purchase agreement (the "June Agreement"), the Company agreed to sell Twenty-Eight Million, Five Hundred Seventy-One Thousand, Four Hundred Twenty-Eight (28,571,428) shares of its Common Stock (the "June Shares") to ANAHOP. The total consideration to be paid for the Shares will be Two Million Dollars ($2,000,000) if all tranches of the sale close.

         Pursuant to the Agreement, ANAHOP agreed to pay Three Hundred Thousand Dollars ($300,000) at the time of closing, and an additional Two Hundred Thousand Dollars ($200,000) within 30 days of the closing. (The payments of $300,000 and $200,000 are referred to collectively as the "First Tranche Payment.") Upon the receipt of the First Tranche Payment, we agreed to issue a certificate or certificates to the Purchaser representing 7,142,857 of the Shares. The 7,142,857 shares were issued in July 2006.

         The remaining $1,500,000 is to be paid by ANAHOP as follows:

              (i) No later than thirty calendar days following the date on which any class of our capital stock is first listed for trading on either the Nasdaq Small Cap Market, the Nasdaq

                     Capital Market, the American Stock Exchange, or the New York Stock Exchange, ANAHOP agreed to pay an additional $500,000 to us; and

              (ii) No later than sixty calendar days following the date on which any class of our capital stock is first listed for trading on either the Nasdaq Small Cap Market, the Nasdaq Capital Market, the American Stock Exchange, or the New York Stock Exchange, ANAHOP agreed to pay an additional $1,000,000 to us. (The payments of $500,000 and $1,000,000 are referred to collectively as the "Second Tranche Payment.")

              Upon receipt by us of the Second Tranche Payment, we agreed to issue a certificate or certificates to ANAHOP representing the remaining 21,428,571 Shares. Additionally, once we have received the Second Tranche Payment, we agreed to issue warrants (the "June Warrants") to designees of the Purchaser as follows:

              - A warrant to purchase up to 20,000,000 shares, with an exercise price of $0.15 per share, exercisable upon the date of issuance, to Albert Hagar.

              - A warrant to purchase up to 10,000,000 shares, with an exercise price of $0.15 per share, to Fadi Nora.

              - A warrant to purchase up to 10,000,000 shares, with an exercise price of $0.25 per share, exercisable upon the date of issuance, to Fadi Nora.

              - A warrant to purchase up to 23,000,000 shares, with an exercise price of $0.50 per share, exercisable upon the date of issuance, to Albert Hagar.

         The June Warrants have exercise prices ranging from $0.15 to $0.50 as noted above, and are exercisable as of the date of issuance and through and including the later of (1) the fifth anniversary of the date of the June Warrant or (2) the fifth anniversary of the date on which our Common Stock is first listed for trading on either the Nasdaq Small Cap Market, the Nasdaq Capital Market, the American Stock Exchange, or the New York Stock Exchange (the "Expiration Date").

Warrants

         The 110,000,000 Warrants which the Company had outstanding as of the Record Date, consisted of:

         - 30,000,000 May Warrants issued in connection with the May Private Offering;

         - 63,000,000 June Warrants issued in connection with the June Private Offering;

         - 25,000,000 Warrants issued to Cornell in connection with the Cornell Debentures; and

         -    7,000,000 Warrants held by other holders.

         There is no guarantee that any or all of these warrants will be exercised, or that we will be required to issue any shares of common stock in connection with these warrants. However, until such time as the warrants listed above have expired, we will continue to reserve shares for issuance in connection with the warrants.

Options

         We also have outstanding options to purchase up to 11,250,500 shares of our common stock, held by various holders. As with the warrants, there is no guarantee that any or all of these options will be exercised, or that we will be required to issue any shares of common stock in connection with these options. However, until such time as these options have expired, we will continue to reserve shares for issuance in connection with the options.

         We do not have any lock-down or other agreements with the option holders regarding the non-exercise of these options.

         In summary, and assuming a hypothetical conversion of the Convertible Debentures at the market price as of the Record Date, which was approximately $0.02, the Company has the obligation or anticipation of issuing the following shares:

         -------------------------------------------------------------------
         Convertible Debentures                                 282,500,000
         -------------------------------------------------------------------
         Warrants                                               125,000,000
         -------------------------------------------------------------------
         ANAHOP Second Tranche Shares                            21,428,571
         -------------------------------------------------------------------
         Options                                                 11,250,000
         -------------------------------------------------------------------

         -------------------------------------------------------------------
         TOTAL                                                  440,178,571
         -------------------------------------------------------------------

         In light of the Company's current authorized capital, and in light of the share obligations listed in the table above, Management believes that the proposed amendment to increase the Company's authorized capital would benefit the Company by:

         -    enabling the Company to meet its obligations set forth above;
         - allowing the Board of Directors to issue additional equity securities to raise additional capital;
         - allowing the Board of Directors to pursue strategic investment and technology partners;
         - allowing the Board of Directors to facilitate possible future acquisitions; and
         -    allowing the Company to provide stock-related employee benefits.

         As of the date of the Proxy Statement, the Company's primary source of financing has been private sales of Common Stock or other equity securities, such as the prior equity line of credit and the ANAHOP private transaction, as well as debt securities convertible into Common Stock, such as the current Convertible Debentures. To facilitate additional similar financing transactions, the authorized capital of the Company will need to be increased pursuant to a shareholder-approved amendment to the certificate of incorporation.

         As of the date of this Proxy Statement, and other than the Company's existing obligations and commitments to reserve and issue shares as described herein, the Company did not have any plans, arrangements, commitments, or understandings for the issuance of additional shares of the common stock which are proposed to be authorized. Nevertheless, the Board of Directors believes that the increase in the Company's authorized capital is necessary both to meet the Company's present commitments, and to facilitate additional future financing transactions should they become necessary.

         For these reasons, the Company's Board of Directors has sought shareholder approval of the proposed amendment.

         Depending upon the consideration per share received by the Company for any subsequent issuance of Common Stock, such issuance could have a dilutive effect on those shareholders who previously paid a higher consideration per share for their stock. Also, future issuances of Common Stock will increase the number of outstanding shares, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes) represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company. Holders of Common Stock do not have any preemptive rights to acquire any additional securities issued by the Company.

         Forward Stock Split
         -------------------

         The Amendment, if approved by the shareholders of the Company, would also effectuate a forward stock split (the "Stock Split") on a ratio of 1.20 new shares (the "New Shares") for each one share of the Company's common stock (the "Old Shares").

         The Board of Directors has determined that it will be advantageous to the Company to have additional shares available and issued to the Company's current shareholders. Additionally, the Board has determined that share liquidity could be enhanced by having additional shares held by the Company's shareholders. Moreover, the Company feels that the Stock Split likely would be beneficial to the Company's shareholders.

                                 EFFECTIVE DATE

         The Amendment to our Articles of Incorporation, as amended to date, to increase in our authorized capital from 750,000,000 shares of common stock to 1,500,000,000 shares of common stock and to effectuate the stock split has been approved by Company's Board of Directors and recommended to the Company's shareholders for approval and adoption at the Special Meeting. If at the Special Meeting shareholders holding sufficient shares to authorize such Amendment vote to approve and adopt the Amendment, the Company anticipates that it will file, within one business day of such approval, the Articles of Amendment with the Nevada Secretary of State. The Articles of Amendment will become effective upon filing the Articles of Amendment with the Nevada Secretary of State. We anticipate that we will file the Articles of Amendment on May 1, 2007, which is the day following the Special Meeting.

         The shareholders of record of the Company's common stock as of May 10, 2007, will receive the benefit of the Stock Split. As soon as practicable after the Effective Date of the Articles of Amendment, the Company's stockholders as of May 10, will be notified that the Stock Split has been effected. The Company expects that its transfer agent, Interwest Transfer Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

                       NO DISSENTERS' OR APPRAISAL RIGHTS

         There is no provision in the Nevada Revised Statutes or in our Articles of Incorporation, as amended to date, which provides our stockholders with dissenters' rights or appraisal rights to demand payment in cash for their shares of common stock in connection with the implementation of the proposal to amend our Articles of Incorporation to increase our authorized capital stock or to effectuate the Stock Split.

                                CONSENT REQUIRED

         Pursuant to Sections 78.207 and 78.390 of the Nevada Revised Statutes, we may amend our Articles of Incorporation and increase our authorized capital upon the approval by the holders of a majority of the voting power of our common stock. As of the Record Date, there were 673,608,154 shares of our common stock issued and outstanding. If we receive approval from the holders of a majority of our outstanding shares, that will constitute the approval of holders of sufficient shares to adopt the amendment to our Articles of Incorporation to increase our authorized capital and effectuate the stock split.

                      INFORMATION ABOUT CIRTRAN CORPORATION

         The following sets forth the names, ages and positions of our directors and officers and the officers of our operating subsidiaries, CirTran Corporation
(Utah) and CirTran Asia, along with their dates of service in such capacities.

     Name                 Age                    Positions

Iehab J. Hawatmeh         39          President, Chief Executive Officer, Chief
                                      Financial Officer, Secretary and Director of CirTran Corporation; President of
                                      CirTran Corporation
                                      (Utah).
                                      Served since July 2000.

Trevor Saliba             32          Director since June 2001. Senior
                                      Vice-President, Sales and Marketing.
                                      Served since January 2002.

Shaher Hawatmeh           41          Chief Operating Officer
                                      Served since June 2004

Charles Ho                51          President, CirTran-Asia
                                      Served since June 2004

Richard T. Ferrone        58          Chief Financial Officer
                                      Served since May 2006

Iehab J. Hawatmeh, MBA
Chairman, President & CEO

Mr. Iehab Hawatmeh founded CirTran Corporation in 1993 and has been its Chairman, President and CEO since its inception. Mr. Hawatmeh oversees all daily operation including financial, technical, operational and sales functions for the Company. Under Mr. Hawatmeh's direction, the Company has seen its annual sales exceed $20 million, its employment exceed 360 and completed two strategic acquisitions. Prior to forming the Company, Mr. Hawatmeh was the Processing Engineering Manager for Tandy Corporation overseeing the company's entire contract manufacturing printed circuit board assembly division. In addition, Mr. Hawatmeh was responsible for developing and implementing Tandy's facility Quality Control and Processing Plan model which is used by CirTran today. Mr. Hawatmeh received his Master's of Business Administration from University of Phoenix and his Bachelor's of Science in Electrical and Computer Engineering from Brigham Young University. Iehab and Shaher Hawatmeh are brothers.

Trevor M. Saliba, MS
Senior Vice President,
Worldwide Business Development

Mr. Saliba is responsible for sales and marketing activities worldwide and is responsible for overseeing all worldwide business development strategies for the Company. Mr. Saliba was elected to the Board of Directors in 2001. From 1997 - 2001 he was President and CEO of Saliba Corp., a privately held contracting firm he founded. From 1995-1997 he was an Associate with Morgan Stanley. From 1992 - 1995 he was Vice President of Sales and Marketing for SNJ Industries. Mr. Saliba holds a Bachelors Degree in Business Administration and a Masters Degree in Finance from La Salle University and has completed an Advanced Graduate Program in Engineering and Management at the University of California, Berkeley.

In June 2002 Mr. Saliba filed for personal bankruptcy in the U.S. Bankruptcy Court in Los Angeles, California, which has not yet been discharged. The bankruptcy was unrelated to Mr. Saliba's involvement in CirTran.

Shaher Hawatmeh
Chief Operating Officer

Mr. Shaher Hawatmeh joined the Company in 1993 as its Controller shortly after its founding. Today, Mr. Hawatmeh directly oversees all daily manufacturing production, customer service, budgeting and forecasting for the Company. Following the companies acquisition of Pro Cable Manufacturing in 1996, Mr. Hawatmeh directly managed the entire Company, supervising all operations for approximately two years and successfully oversaw the integration of this new division into the Company. Prior to joining CirTran, Mr. Hawatmeh worked for the Utah State Tax Commission. Mr. Hawatmeh earned his Master's of Business Administration with an emphasis in Finance from the University of Phoenix and his Bachelor's of Science in Business Administration and a Minor in Accounting. Iehab and Shaher Hawatmeh are brothers.

Charles Ho
President, CirTran-Asia

Mr. Ho, who became the President of our CirTran-Asia division on June 15, 2004, served for six years as the chairman of Meicer Semiconductor Co., Ltd., one of the leading semiconductor manufacturers located in China, and was a co-founder of two of the leading design and manufacturing firms of DVD and CD players: Lead Data Co., Ltd., and Media Group. Mr. Ho has served as CEO for Uking System Inc. since 1986 and is still holds that position. Mr. Ho has a Master of Business Administration Degree from the University of South Australia and Bachelor of Science degree in Industrial Design from National Taipei University of Technology.

Richard T. Ferrone
Chief Financial Officer

Prior to joining the Company, Mr. Ferrone had headed his own accounting firm, Ferrone & Associates, which he established in Salt Lake City in 1994. Previously, he was vice president and CFO for then-publicly-held GCI Industries, Inc./Golf Card International for seven years, and served as CFO of Huntsman, Christensen Real Estate & Development Co. Mr. Ferrone had also served as vice president and chief financial officer for BSD Medical Corporation after he started his career with a regional CPA firm in Salt Lake City. Mr. Ferrone has a B.S. in Accounting from the University of Utah, where he also studied for a Master of Professional Accountancy with a tax emphasis.

At this time, the Company does not have an audit committee. The Company's Board of Directors acts as the Company's audit committee. Similarly, the Company's Board of Directors has determined that the Company does not have an audit committee financial expert as defined under Securities and Exchange Commission rules.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During June 2006 the president of the Company loaned the Company a net amount of $110,837 which was recorded as a note payable to the lender.

         During December 2005 the president of the Company loaned the Company $95,806 which was recorded as a note payable to the lender. The proceeds of this loan were used to fund on going operations of the Company. In January 2006, the Company made a payment to the lender which repaid the entire balance ($95,806) of the loan.

         As of December 31, 2001, Iehab Hawatmeh had loaned us a total of $1,390,125. The loans were demand loans, bore interest at 10% per annum and were unsecured. Effective January 14, 2002, we entered into four substantially identical agreements with existing shareholders pursuant to which we issued an aggregate of 43,321,186 shares of restricted common stock at a price of $0.075 per share for $500,000 in cash and the cancellation of $2,749,090 principal amount of our debt. Two of these agreements were with the Saliba Private Annuity Trust, one of our principal shareholders, and a related entity, the Saliba Living Trust. The Saliba trusts are also principals of Abacas Ventures, Inc., which entity purchased our line of credit in May 2000. Pursuant to the Saliba agreements, the trusts were issued a total of 26,654,520 shares of common stock in exchange for $500,000 cash and the cancellation of $1,499,090 of debt. We used the $500,000 cash from the sale of the shares for working capital. As a result of this transaction, the percentage of our common stock owned by the Saliba Private Annuity Trust and the Saliba Living Trust increased from approximately 6.73% to approximately 17.76%. Mr. Trevor Saliba, one of our directors and officers, is a passive beneficiary of the Saliba Private Annuity Trust. Pursuant to the other two agreements made in January 2002, we issued an aggregate of 16,666,666 shares of restricted common stock at a price of $0.075 per share in exchange for the cancellation of $1,250,000 of notes payable by two shareholders, Mr. Iehab Hawatmeh (our president, a director and our principal shareholder) and Mr. Rajai Hawatmeh. Of these shares, 15,333,333 were issued to Iehab Hawatmeh in exchange for the cancellation of $1,150,000 in debt. As a result of this transaction, the percentage of our common stock owned by Mr. Hawatmeh increased from 19.9% to approximately 22.18%.

         In February 2000, prior to its acquisition of Vermillion Ventures, Inc., a public company, Circuit Technology, Inc., while still a private entity, redeemed 680,145 shares (as presently constituted) of common stock held by Raed Hawatmeh, who was a director of Circuit Technology, Inc. at that time, in exchange for $80,000 of expenses paid on behalf of the director. No other stated or unstated rights, privileges, or agreements existed in conjunction with this redemption. This transaction was consistent with other transactions where shares were offered for cash.

         In 1999, Circuit entered into an agreement with Cogent Capital Corp., or "Cogent," a financial consulting firm, whereby Cogent agreed to assist and provide consulting services to Circuit in connection with a possible merger or acquisition. Pursuant to the terms of this agreement, we issued 800,000 (pre-forward split) restricted shares (12,000,000 post-forward split shares) of our common stock to Cogent in July 2000 in connection with our acquisition of the assets and certain liabilities of Circuit. The principal of Cogent was appointed a director of Circuit after entering into the financial consulting agreement and resigned as a director prior to the acquisition of Circuit by Vermillion Ventures, Inc. on July 1, 2000.

         Also, as of December 31, 2004 the company owed I&R Properties, LLC, the previous owner of our principal office and manufacturing facility for unpaid accrued rent and accrued interest. The Company settled with owed I&R Properties, LLC., on accrued rent and interest of $400,000 by issuing 10,000,000 shares of unregistered common stock in March 2005.

         Management believed at the time of each of these transactions and continues to believe that each of these transactions were as fair to the Company as could have been made with unaffiliated third parties.

Abacas Ventures

         An explanation of the relationship between CirTran and Abacas Ventures, Inc., is as follows:

         Two trusts, the Saliba Living Trust and the Saliba Private Annuity Trust (collectively, the "Saliba Trusts"), were investors in Circuit Technology, a Utah corporation and predecessor entity of the Company. The trustees of the trusts are Tom and Betty Saliba, and Tom Saliba, respectively. (Tom Saliba is the nephew of the grandfather of Trevor Saliba, one of the directors of CirTran.) In July 2000, CirTran Corporation merged with Circuit Technology. Through that merger, the Saliba Trusts became shareholders of CirTran. The Saliba Trusts are also two of the shareholders of an entity named Abacas Ventures, Inc. ("Abacas"). At the time of the merger, CirTran was in default on several of its obligations, including an obligation to Imperial Bank. The Saliba Trusts, through Abacas, purchased the bank's claim against CirTran to protect their investment in CirTran. Since that time, Abacas has continued to settle debts of CirTran to improve Abacas's position and to take advantage of certain discounts that creditors of CirTran offered to settle their claims. On two occasions, the Abacas shareholders have agreed to convert outstanding debt owed by CirTran to Abacas into shares of CirTran common stock (discussed below).

Abacas continues to work with the company to settle claims by creditors against CirTran, and, on occasion, to provide funding. There can be no assurance that Abacus will agree to convert its existing debt, or any debt it acquires in the future, into shares of CirTran, or that conversions will occur at a price and on terms that are favorable to CirTran. If Abacus and CirTran cannot agree on acceptable conversion terms, Abacus may demand payment of some or all of the debt. If CirTran does not have sufficient cash or credit facilities to pay the amount then due and owing by CirTran to Abacus, Abacus may exercise its rights as a senior secured lender and commence foreclosure or other proceedings against the assets of CirTran. Such actions by Abacus could have a material adverse effect upon CirTran and its ability to continue in business.

         In January, 2002, the Company entered into an agreement with Abacas under which the Company issued an aggregate of 19,987,853 shares of common stock to four of Abacas's shareholders in exchange for cancellation by Abacas of an aggregate amount of $1,499,090 in senior debt owed to the creditors by the Company. The shares were issued with an exchange price of $0.075 per share, for the aggregate amount of $1,500,000.

         In December, 2002, the Company entered into an agreement with Abacas under which the Company issued an aggregate of 30,000,000 shares of common stock to four of Abacas's shareholders in exchange for cancellation by Abacas of an aggregate amount of $1,500,000 in senior debt owed to the creditors by the Company. The shares were issued with an exchange price of $0.05 per share, for the aggregate amount of $1,500,000.

         During 2002, the Company entered into a verbal bridge loan agreement with Abacas. This agreement allows the Company to request funds from Abacas to finance the build-up of inventory relating to specific sales. The loan bears interest at 24% and is payable on demand. There are no required monthly payments. During the years ended December 31, 2004 and 2003, the Company was advanced $3,128,281 and $350,000, respectively, and made cash payments of $3,025,149 and $875,000, respectively.

         During the year ended December 31, 2004, Abacas completed negotiations with several vendors of the Company, whereby Abacas purchased various past due amounts for goods and services provided by vendors, as well as notes payable (see Note 6). The total of these obligations was $1,263,713. The Company has recorded this transaction as a $1,263,713 non-cash increase to the note payable owed to Abacas, pursuant to the terms of the Abacas agreement.

         The total principal amount owed to Abacas between the note payable and the bridge loan was $1,530,587 and $163,742 as of December 31, 2004 and 2003, respectively. The total accrued interest owed to Abacas between the note payable and the bridge loan was $430,828 and $230,484 as of December 31, 2004 and 2003, respectively, and is included in accrued liabilities.

         In March 2005, the shareholders of Abacas agreed to cancel $2,050,000 of principal and accrued interest in return for the Company's issuing 51,250,000 shares of our restricted common stock to certain shareholders of Abacas. No registration rights were granted.

         As of January 29, 2007, no further loans had been made to the Company from Abacas.

                Compliance With Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms furnished to us during the fiscal year ended December 31, 2005, we are aware of the following untimely filings:

         Iehab Hawatmeh, Raed Hawatmeh, Trevor Saliba and Shaher Hawatmeh all filed untimely Forms 5.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number and percentage of the 655,716,326 outstanding shares of our common stock which, according to the information supplied to us, were beneficially owned, as of January 1, 2007, by
(i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding common stock.

         Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security. Each director, officer, or 5% or more shareholder, as the case may be, has furnished us information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

--------------------------------------------------------------------------------
                                                                       Percent
Name and Address                    Relationship      Common Shares    of Class
--------------------------------------------------------------------------------
Saliba Private Annuity Trust (1)    5%                  75,698,990      11.54%
115 S. Valley Street                Shareholder
Burbank, CA 91505

--------------------------------------------------------------------------------
Iehab J. Hawatmeh                   Director,           60,000,000       9.15%
4125 South 6000 West                Officer
West Valley City, Utah 84128        & 5%
                                    Shareholder

--------------------------------------------------------------------------------
Raed Hawatmeh (3)                   Former              24,000,000       3.63%
10989 Bluffside Drive               Director
Studio City, CA 91604

--------------------------------------------------------------------------------
Trevor Saliba (2)                   Director             9,000,000       1.37%
13848 Valleyheart Drive
Sherman Oaks, CA 91423

--------------------------------------------------------------------------------
Charles Ho                          Officer of              0            0.00%
4125 South 6000 West                Subsidiary
West Valley City, Utah 84128        of Company

--------------------------------------------------------------------------------
Shaher Hawatmeh                     Chief Operating      1,000,000       0.15%
4125 South 6000 West                Officer
West Valley City, Utah 84128

--------------------------------------------------------------------------------
Richard T. Ferrone                  Chief Financial         0            0.00%
4125 South 6000 West                Officer
West Valley City, Utah 84128

--------------------------------------------------------------------------------
All Officers and Directors                              70,000,000      10.68%
as a Group (4 persons)
--------------------------------------------------------------------------------
___________________

(1) Includes 13,189,620 shares held by the Saliba Living Trust. Thomas L. Saliba and Betty R. Saliba are the trustees of The Saliba Living Trust and Thomas L. Saliba is the sole trustee of The Saliba Private Annuity Trust. These persons control the voting and investment decisions of the shares held by the respective trusts. Mr. Thomas L. Saliba is a nephew of the grandfather of Mr. Trevor Saliba, one of our directors and officers. Mr. Trevor Saliba is one of five passive beneficiaries of Saliba Private Annuity Trust and has no control over its operations or management. Mr. Saliba disclaims beneficial control over the shares indicated.

(2) Includes options to purchase up to 1,000,000 shares each that can exercised anytime at exercise prices of $0.027 per share.

(3) Includes options to purchase up to 6,250,000 shares that can be anytime at exercise prices of $0.02 - $0.03 per share. Raed Hawatmeh resigned from the Company's Board of Directors on May 10, 2006.

        BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

         PLEASE NOTE: In 2006, the SEC revised its disclosure requirements relating to compensation of directors and named executive officers. Small Business Issuers are required to provide the information under the new disclosure format for 2006, but are not required to conform the disclosure for prior years to the new format. The following information consists of the new format disclosure for 2006, and for purposes of providing information to our shareholders, the prior format disclosure for prior years.

                      Compensation Discussion and Analysis

         The following is a discussion of the Company's program for compensation of its named executive officers and directors. As of the date of this Report, the Company did not have a compensation committee, and as such, the Company's Board of Directors were responsible for determining the Company's compensation program.

Compensation Program Objectives

         The Company's compensation program is designed to encompass several factors in determining the compensation of the Company's named executive officers. The following are the main objectives of the compensation program for the Company's named executive officers:

         -    Retain qualified officers.
         - Provide overall corporate direction for the officers and also to provide direction that is specific to officer's respective areas of authority. The level of compensation amongst the officer group, in relation to one another, is also considered in order to maintain a high level of satisfaction within the leadership group. We consider the relationship that the officers maintain to be one of the most important elements of the leadership group.
         -    Provide a performance incentive for the officers.

         The Company's compensation program is designed to reward the officers in the following areas:

         -    achievement of specific goals;
         -    professional education and development;
         - creativity in the form of innovative ideas and analysis for new programs and projects;
         -    new program implementation;
         -    attainment of company goals, budgets, and objectives;
         -    results oriented determination and organization;
         -    positive and supportive direction for company personnel; and
         -    community involvement.

         As of the date of this Report, there were four principal elements of named executive officer compensation. The Board of Directors determines the portion of compensation allocated to each element for each individual named executive officer. The discussions of compensation practices and policies are of historical practices and policies. Our Board of Directors is expected to continue these policies and practices, but will reevaluate the practices and policies as it considers advisable.

         The elements of the compensation program include:

         -    Base salary;
         -    Performance bonus and commissions;
         -    Stock options and stock awards
         -    Employee benefits in the form of:
              -      health and dental insurance;
              -      life insurance;
              -      paid parking and auto reimbursement; and
         -    Other de minimis benefits.

         Base salary

         Base salary is intended to provide competitive compensation for job performance and to attract and retain qualified named executive officers. The base salary level is determined by considering several factors inherent in the market place such as: the size of the company; the prevailing salary levels for the particular office or position; prevailing salary levels in a given geographic locale; and the qualifications and experience of the named executive officer.

         Performance bonus and commissions

         Bonuses are in large part based on company performance. An EBITDA formula is the sole determining factor used to calculate the performance bonus for the Chief Executive Officer and Chief Operating Officer.

         The Marketing Officer receives a performance bonus based on the EBITDA formula and also a commission based on a percentage of sales revenue.

         The Chief Financial Officer receives a performance bonus based on performance, as determined by the Board of Directors, at minimum amount that has been established as part of an employment contract.

         Policy decisions to waive or modify performance goals have not been a significant factor to date in that there have not been contractual changes made other than the normal renewal or updating of contracts as would be expected as part of an annual review.

         Stock options and stock awards

         Stock ownership is provided to enable named executive officers and directors to participate in the success of the Company. The direct or potential ownership of stock will also provide the incentive to expand the involvement of the named executive officer to include, and therefore be mindful of, the perspective of stockholders of the Company.

         Employee benefits

         Several of the employee benefits for the named executive officers are selected to provide security for the named executive officers. Most notably, insurance coverage for health, life, and liability are intended to provide a level of protection to that will enable the named executive officers to function without having the distraction of having to manage undue risk. The health insurance also provides access to preventative medical care which will help the named executive officers function at a high energy level, to manage job related stress, and contribute to the overall well being of the named executive officers, all of which contribute to an enhanced job performance.

         Other de minimis benefits

         Other de minimis employee benefits such as cell phones, parking, and auto usage reimbursements are directly related to job functions but contain a personal use element which is considered to be a goodwill gesture that contributes to enhanced job performance.

         As discussed above, the Board of Directors determines the portion of compensation allocated to each element for each individual named executive officer. As a general rule, salary is competitively based while giving consideration to employee retention, qualifications, performance, and general market conditions. Typically, stock options are based on the current market value of the option and how that will contribute to the overall compensation of the named executive officer. Consideration is also given to the fact that the option has the potential for an appreciated future value. As such, the future value may be the most significant factor of the option, but it is also more difficult to quantify as a benefit to the named executive officer.

         Accordingly, in determining the compensation program for the Company, as well as setting the compensation for each named executive officer, the Board of Directors attempts to attract the interest of the named executive officer within in the constraints of a compensation package that is fair and equitable to all parties involved.

                                                       EXECUTIVE COMPENSATION

                                                     SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Change in
                                                                                           Pension Value
                                                                                                and
                                           Bonus                                            Nonqualified
    Name and                                Or                              Non-Equity        Deferred
    Principal                            Commission    Stock    Option    Incentive Plan    Compensation     All Other
    Position        Year     Salary         (C)        Awards   Grants     Compensation       Earnings     Compensation      Total

                               $             $                                                                                 $
       (a)           (b)      (c)           (d)         (e)       (f)           (g)              (h)            (i)           (j)
------------------------------------------------------------------------------------------------------------------------------------
Iehab Hawatmeh,
President and
Chief Executive
Officer             2006    225,000        57,807       -0-       -0-           -0-              -0-            -0-         282,807
------------------------------------------------------------------------------------------------------------------------------------
Richard Ferrone
Chief Financial
Officer             2006     73,845        21,000       -0-       -0-           -0-              -0-            -0-          94,845
------------------------------------------------------------------------------------------------------------------------------------
Trevor Saliba,
Chief Marketing
Officer             2006    120,000        18,755       -0-       -0-           -0-              -0-            -0-         138,755
------------------------------------------------------------------------------------------------------------------------------------
Shaher Hawatmeh,
Chief Operating
Officer             2006    150,000        7,790        -0-       -0-           -0-              -0-            -0-         157,790
------------------------------------------------------------------------------------------------------------------------------------
Charles Ho
President
CirTran Asia        2006      -0-        407,397(C)     -0-       -0-           -0-              -0-            -0-         407,397
------------------------------------------------------------------------------------------------------------------------------------

(1) For each of the individuals listed in the table above, "All Other Compensation" would include perquisites including cellular phones, automobile reimbursement, parking reimbursement, life insurance, and health and dental insurance. However, the aggregate value of all such perquisite compensation is less than $10,000 for each of the individuals named in the table above. Additionally, the Company believes that each of the elements of perquisite compensation listed are integrally and directly related to the performance of the executive duties of the individuals listed above, although certain of the elements (including cellular phone use and automobile reimbursement) may have a personal benefit component as well.

         Narrative Disclosure to Summary Compensation Table.
         ---------------------------------------------------

         Employment Agreements

         On July 1, 2004, CirTran Corporation entered into an employment agreement with Iehab Hawatmeh, dated as of June 26, 2004. The agreement, which is for a term of five years and renews automatically on a year-to year basis, provides for a base salary of $225,000, plus a bonus of 5% of our earnings before interest, taxes, depreciation, and amortization, payable quarterly, as well as any other bonus our board of directors may approve. Under the Agreement, Mr. Hawatmeh agreed to serve as our Chief Executive Officer and President and to perform such other duties as delegated by our board of directors. The agreement provides for benefits including health insurance coverage, cell phone, car allowance, life insurance, and D&O insurance. Under the Agreement, Mr. Hawatmeh's employment may be terminated for cause, or upon his death or disability. In the event that Mr. Hawatmeh is terminated without cause, we are obligated to pay him, as a severance payment, an amount equal to five full years of his then-current annual base compensation, half upon such termination and half one year later, together with a continuation of insurance benefits for a period of five years.

         In May 2006, we entered into a three-year employment contract with Richard Ferrone to serve as the Chief Financial Officer of the Company to perform those duties delegated by the Board of Directors and the President of the Company and all other duties consistent with such description. The term of his employment started on May 15, 2006, and will continue for three years thereafter, unless sooner terminated by either party as provided in the agreement. Thereafter, the agreement will be automatically renewed on a year-to-year basis after the expiration of the initial or any subsequent term of the Agreement unless terminated by either party as provided in the agreement. Mr. Ferrone will receive, commencing on May 15, 2006, a base salary of $120,000.00 per year. The base salary shall be reviewed by the Board annually and may be increased as determined by the Board. The Board's determination of salary will be based primarily on Mr. Ferrone's ability to meet, and to cause the Company to meet, annually established goals. He is also entitled to a bonus of $40,000 per year, payable in quarterly increments. In addition, he may be granted options to purchase shares of the Company's common stock as determined from time to time by the Board or the Committee established pursuant to the Company's Stock Option Plan.

         On July 1, 2004, CirTran Corporation entered into an employment agreement with Trevor Saliba, dated as of June 26, 2004. The agreement, which is for a term of three years and renews automatically on a year-to year basis, provides for a base salary of $120,000, plus a bonus of 1% of our gross sales generated directly by Mr. Saliba, a bonus of 5% of all gross investments made into CirTran which are directly generated and arranged by Mr. Saliba, a bonus of 1% of the net purchase price of any acquisitions completed by us which are directly generated and arranged by Mr. Saliba (payable in CirTran common stock), as well as any other bonus our board of directors may approve. Under the Agreement, Mr. Saliba agreed to serve as our Executive Vice President of Sales and Marketing, and to perform such other duties as delegated by our board of directors. The agreement provides for benefits including health insurance coverage, cell phone, car allowance, life insurance, and D&O insurance. Under the Agreement, Mr. Saliba's employment may be terminated for cause, or upon his death or disability. In the event that Mr. Saliba is terminated without cause, we are obligated to pay him, as a severance payment, an amount equal to one years' salary. If the Agreement expires of its terms or is terminated for any reason, Mr. Saliba may not compete with us for a period of one year from the date of termination of the agreement. Mr. Saliba also agreed not to solicit our employees or customers, or attempt to induce anyone to cease doing business with us for a period of two years after the termination of the agreement.

         On July 1, 2004, we also entered into an employment agreement, dated as of June 26, 2004, with Shaher Hawatmeh, the brother of Iehab Hawatmeh. The agreement, which is for a term of three years and renews automatically on a year-to year basis, provides for a base salary of $150,000, plus a bonus of 1% of our earnings before interest, taxes, depreciation, and amortization, payable quarterly, as well as any other bonus our board of directors may approve. Under the Agreement, Mr. Shaher Hawatmeh agreed to serve as our Chief Operating
Officer, and to perform such other duties as delegated by our board of directors. The agreement provides for benefits including health insurance coverage, cell phone, life insurance, and D&O insurance. Under the Agreement, Mr. Shaher Hawatmeh's employment may be terminated for cause, or upon his death or disability. In the event that Mr. Shaher Hawatmeh is terminated without cause, we are obligated to pay him, as a severance payment, an amount equal to one years' salary. If the Agreement expires of its terms or is terminated for any reason, Mr. Shaher Hawatmeh may not compete with us for a period of one year from the date of termination of the agreement. Mr. Shaher Hawatmeh also agreed not to solicit our employees or customers, or attempt to induce anyone to cease doing business with us for a period of two years after the termination of the agreement.

         On June 15, 2004, our subsidiary, CirTran-Asia, entered into an employment agreement with Charles Ho. The agreement, which is for a term of three years and renews automatically on a year-to year basis, provides that for each additional product that Mr. Ho procures pursuant to the agreement between CirTran-Asia and Michael Casey Enterprises, LTD., Mr. Ho shall be entitled to receive such compensation as provided for in that agreement in the form of options to purchase shares of CirTran common stock. Under the Agreement, CirTran-Asia will not provide benefits to Mr. Ho, and his employment may be terminated for cause, or upon his death or disability. If the Agreement expires of its terms or is terminated for any reason, Mr. Ho may not compete with us for a period of one year from the date of termination of the agreement. Mr. Ho also agreed not to solicit our employees or customers, or attempt to induce anyone to cease doing business with us for a period of two years after the termination of the agreement.

                                          OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

------------------------------------------------------------------------------------------------------------------------------------
                                        Option Awards                                              Stock Awards
--------------- ----------------------------------------------------------------  --------------------------------------------------
     Name        Number of     Number of       Equity       Option      Option    Number of  Market Value     Equity       Equity
                Securities    Securities   Incentive Plan  Exercise   Expiration  Shares or  of Shares or    Incentive    Incentive
                Underlying    Underlying   Awards: Number  Price ($)     Date      Units of    Units of    Plan Awards: Plan Awards:
                Unexercised   Unexercised   of Securities                         Stock That  Stock That     Number of    Market or
                Options (#)     Options      Underlying                            Have Not    Have Not      Unearned   Payout Value
                Exercisable       (#)        Unexercised                          Vested (#)  Vested ($)      Shares,    of Unearned
                             Unexercisable    Unearned                                                       Units, or     Shares,
                                               Options                                                     Other Rights   Units, or
                                                 (#)                                                         That Have  Other Rights
                                                                                                            Not Vested    That Have
                                                                                                                (#)      Not Vested
                                                                                                                             ($)

      (a)           (b)           (c)            (d)          (e)         (f)        (g)          (h)           (i)          (j)
--------------- -----------  ------------- --------------  ---------  ----------  ---------  ------------  -----------  ------------
Iehab Hawatmeh,     -0-           -0-            -0-          N/A         N/A        -0-          -0-           -0-          -0-
CEO
--------------- -----------  ------------- --------------  ---------  ----------  ---------  ------------  -----------  ------------
Richard             -0-           -0-            -0-          N/A         N/A        -0-          -0-           -0-          -0-
Ferrone, CFO
--------------- -----------  ------------- --------------  ---------  ----------  ---------  ------------  -----------  ------------
Trevor Saliba,      -0-           -0-            -0-          N/A         N/A        -0-          -0-           -0-          -0-
CMO
--------------- -----------  ------------- --------------  ---------  ----------  ---------  ------------  -----------  ------------
Shaher              -0-           -0-            -0-          N/A         N/A        -0-          -0-           -0-          -0-
Hawatmeh, COO
--------------- -----------  ------------- --------------  ---------  ----------  ---------  ------------  -----------  ------------
Charles Ho,         -0-           -0-            -0-          N/A         N/A        -0-          -0-           -0-          -0-
President
CirTran Asia
--------------- -----------  ------------- --------------  ---------  ----------  ---------  ------------  -----------  ------------

         (1) Two Officers of the company exercised shares of stock that had been awarded from to them from the 2004 Stock Option Program. Trevor Saliba, Chief Marketing Officer, exercised a total of 3,000,000 shares, and Shaher Hawatmeh, Chief Operating Officer, exercised a total of 2,000,000 shares during 2006.

                                                        DIRECTOR COMPENSATION
                                                     For Fiscal Year Ended 2006

--------------- ---------------- -------------- --------------- ---------------- ----------------- -------------- -----------------
     Name        Fees Earned or   Stock Awards   Option Awards     Non-Equity        Change in        All Other        Total
                  Paid in Cash        ($)             ($)        Incentive Plan    Pension Value    Compensation        ($)
                      ($)                                         Compensation   and Nonqualified        ($)
                                                                       ($)           Deferred
                                                                                   Compensation
                                                                                     Earnings
                                                                                        ($)

        (a)           (b)             (c)             (d)              (e)              (f)              (g)            (h)
--------------- ---------------- -------------- --------------- ---------------- ----------------- -------------- -----------------
Iehab Hawatmeh        -0-             -0-             -0-              -0-              -0-              -0-            -0-
(Note 1)
--------------- ---------------- -------------- --------------- ---------------- ----------------- -------------- -----------------
Trevor Saliba         -0-             -0-             -0-              -0-              -0-              -0-            -0-
(Note 1)
--------------- ---------------- -------------- --------------- ---------------- ----------------- -------------- -----------------
Raed Hawatmeh         -0-             -0-             -0-              -0-              -0-              -0-            -0-
(Note 2)
--------------- ---------------- -------------- --------------- ---------------- ----------------- -------------- -----------------

(1) Iehab Hawatmeh and Trevor Saliba also served as executive officers of the Company during the fiscal year ended December 31, 2006. They received compensation for their services as executive officers, set forth above in the Summary Compensation Table. They did not receive any additional compensation for their services as directors of the Company.

(2) Mr. Raed Hawatmeh resigned as a director of the Company on May 10, 2006. During his term of service in 2006, he did not receive any compensation for his services as director of the Company.

         The Company does not have standing audit, nominating, or compensation committees. Those functions are performed by the board of directors.

         Please note: On February 1, 2007, Fadi Nora was appointed to the Company's Board of Directors.

                 PRIOR YEARS EXECUTIVE COMPENSATION INFORMATION

         The following table sets forth certain information regarding the annual and long-term compensation for services to us in all capacities for the prior fiscal years ended December 31, 2005, 2004, 2003, and 2002 of those persons who were either (i) the chief executive officer during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers as of the end of the last completed fiscal year. The individuals named below received no other compensation of any type, other than as set out below, during the fiscal years indicated.

--------------------------------------------------------------------------------------------------------------
                                 Annual Compensation                 Long-Term Compensation Awards
                                 -------------------                 -----------------------------
                                                                     Restricted
                                                      Bonus/         Stock         Stock
Name and                                  Salary      Commission     Awards        Options        All Other
Principal Position               Year     ($)         ($)            ($)           (#)            Compensation
--------------------------------------------------------------------------------------------------------------
Iehab J. Hawatmeh                2005     225,000     114,219                      6,000,000      -
 President, Secretary,           2004     200,000     -              -             3,500,000      -
 Treasurer and Director          2003     175,000     -              -             6,500,000      -
                                 2002     175,000     -              -             1,850,000

--------------------------------------------------------------------------------------------------------------
Trevor M. Saliba                 2005     120,000     31,895                       5,000,000      -
 Sr. Vice President and          2004     108,000     -              -             4,250,000      -
 Director of CirTran             2003     127,000     -              -             3,000,000      -
 Corporation                     2002     118,000     -              -             500,000

--------------------------------------------------------------------------------------------------------------
Raed S. Hawatmeh                 2005     -           -              -             4,000,000      -
 Director of CirTran             2004     -           -              -             2,500,000      -
 Corporation                     2003     -           -              -             3,000,000      -
                                 2002     -           -              -             500,000        -
--------------------------------------------------------------------------------------------------------------
Shaher Hawatmeh                  2005     150,000     30,000         -             2,000,000      -
 Chief Operating Officer         2004     140,000     -              -             4,700,000      -
                                 2003     120,000     -              -             8,400,000      -
                                 2002     120,000     -              -             2,500,000      -
--------------------------------------------------------------------------------------------------------------
Charles Ho                       2005                 460,126                      500,000        -
 President of CirTran Asia       2004     -           157,389        -             -              -
                                 2003     -           -              -             -              -
                                 2002     -           -              -             -              -
--------------------------------------------------------------------------------------------------------------

Option/SAR Grants in the Year Ended December 31, 2005

--------------- ------------  ---------------  ----------------  ---------------
                Number of
                Securities    % of Total
                Underlying    Options Granted
                Options/SARs  to Employees in  Exercise or Base
Name            Granted (#)   Fiscal Year      Price ($/Sh)      Expiration Date
--------------- ------------  ---------------  ----------------  ---------------
Iehab Hawatmeh    6,000,000        30.00%       $0.022 - $0.027  Jan - Dec 2010
--------------- ------------  ---------------  ----------------  ---------------
Trevor Saliba     5,000,000        25.00%       $0.022 - $0.027  Jan - Dec 2010
--------------- ------------  ---------------  ----------------  ---------------
Raed Hawatmeh     4,000,000        20.00%       $0.022 - $0.027  Jan - Dec 2010
--------------- ------------  ---------------  ----------------  ---------------
Shaher Hawatmeh   2,000,000        10.00%       $0.023 - $0.027  Jan - Dec 2010
--------------- ------------  ---------------  ----------------  ---------------
Charles Ho         500,000          2.00%            $0.06          Jan 2006
--------------- ------------  ---------------  ----------------  ---------------

Option/SAR Grants in the Year Ended December 31, 2004

--------------- ------------  ---------------  ----------------  ---------------
                 Number of
                 Securities     % of Total
                 Underlying   Options Granted
                Options/SARs  to Employees in  Exercise or Base
Name             Granted (#)    Fiscal Year      Price ($/Sh)    Expiration Date
--------------- ------------  ---------------  ----------------  ---------------
Iehab Hawatmeh    3,500,000        14.58%       $0.015 - $0.03   Jan - Dec 2009
--------------- ------------  ---------------  ----------------  ---------------
Trevor Saliba     4,250,000        17.71%       $0.015 - $0.03   Jan - Dec 2009
--------------- ------------  ---------------  ----------------  ---------------
Raed Hawatmeh     3,500,000        14.58%       $0.015 - $0.03   Jan - Dec 2009
--------------- ------------  ---------------  ----------------  ---------------
Shaher Hawatmeh   4,700,000        19.58%       $0.01  - $0.03   Jan - Dec 2009
--------------- ------------  ---------------  ----------------  ---------------

Aggregated Option/SAR Exercises in the Year Ended December 31, 2005 and December 31, 2004 Option/SAR Values

--------------- ---------------  ------------  ---------------  ----------------
                                                  Number of
                                                 Securities        Value of
                                                 Underlying       Unexercised
                                                 Unexercised      In-the-Money
                                                 Options/SARs   Options/SARs at
                                                 at FY End (#)    FY-End ($)
                Shares Acquired     Value        Exercisable/     Exercisable/
Name            on Exercise (#)  Realized ($)   Unexercisable    Unexercisable
--------------- ---------------  ------------  ---------------  ----------------
Iehab Hawatmeh     8,000,000       $198,000           -          $        -
--------------- ---------------  ------------  ---------------  ----------------
Trevor Saliba      4,000,000       $100,000      3,000,000/0     $ 71,000/0
--------------- ---------------  ------------  ---------------  ----------------
Raed Hawatmeh      3,000,000       $ 73,000      5,250,000/0     $123,500/0
--------------- ---------------  ------------  ---------------  ----------------
Shaher Hawatmeh    1,000,000       $ 23,000      2,000,000/0          -
--------------- ---------------  ------------  ---------------  ----------------
Charles Ho             -               -          500,000/0           -
--------------- ---------------  ------------  ---------------  ----------------

Aggregated Option/SAR Exercises in the Year Ended December 31, 2005 and December 31, 2004 Option/SAR Values

--------------- ---------------  ------------  ---------------  ----------------
                                                  Number of
                                                 Securities        Value of
                                                 Underlying       Unexercised
                                                 Unexercised      In-the-Money
                                                 Options/SARs   Options/SARs at
                                                 at FY End (#)    FY-End ($)
                Shares Acquired     Value        Exercisable/     Exercisable/
Name            on Exercise (#)  Realized ($)   Unexercisable    Unexercisable
--------------- ---------------  ------------  ---------------  ----------------
Iehab Hawatmeh     1,500,000       $ 33,750           -            $        -
--------------- ---------------  ------------  ---------------  ----------------
Trevor Saliba      2,250,000       $ 56,250           -            $        -
--------------- ---------------  ------------  ---------------  ----------------
Raed Hawatmeh        750,000       $ 11,250      2,250,000/0       $ 52,500/0
--------------- ---------------  ------------  ---------------  ----------------
Shaher Hawatmeh    3,700,000       $ 56,000      1,000,000/0       $        -
--------------- ---------------  ------------  ---------------  ----------------

         Options issuable in connection with Manufacturing Agreement -- On June 10, 2004, we entered into an exclusive manufacturing agreement with certain Developers, including Charles Ho, the President of CirTran-Asia. Under the terms of the agreement, we, through our wholly owned subsidiary CirTran-Asia, have the exclusive right to manufacture certain products developed by the Developers or any of their affiliates. In connection with this agreement, we identified seven products, in connection with which we agreed to issue options to purchase shares common stock to the Developers upon the sale, shipment and payment for specified amounts of units of a the identified products, as set forth below. The options will be exercisable at $0.06 per share, vest on the grant date and expire one year after issuance. The schedule of units and potential options that will be issued follows:


---------------------  -------  -----------  -------------  -------------  -------------
                                                                             Options
                                Options for     Each                         Issued
                                  Initial    Multiple of     Options for     Through
                       Initial     Units     Units Above    Each Multiple   January 29,
Product                Units       Sold(1)   Initial Units    of Units         2007
---------------------  -------  -----------  -------------  -------------  -------------
Ab King Pro            500,000    500,000      100,000         100,000     1,500,000 (3)
---------------------  -------  -----------  -------------  -------------  -------------
Ab Roller              500,000    500,000      200,000         100,000          ________
---------------------  -------  -----------  -------------  -------------  -------------
Ab Trainer Club Pro     25,000    500,000       15,000         100,000          ________
---------------------  -------  -----------  -------------  -------------  -------------
Instant Abs            100,000    500,000       50,000         100,000          ________
---------------------  -------  -----------  -------------  -------------  -------------
Hot Dog Express (2)    300,000  1,000,000      100,000         200,000          ________
---------------------  -------  -----------  -------------  -------------  -------------
Condiment Caddy        200,000    250,000      100,000         100,000          ________
---------------------  -------  -----------  -------------  -------------  -------------
Denise Austin Pilates  200,000    500,000      100,000         100,000          ________
---------------------  -------  -----------  -------------  -------------  -------------


(1) Except as set forth in Notes (2) and (3), the options set forth in this table are issuable to Charles Ho, President of our subsidiary CirTran-Asia.

(2) Of the options for initial units sold for this product, Mr. Ho, President of CirTran-Asia, is entitled to receive 700,000, with the remaining 300,000 going to the other developer. For each multiple of units above the initial units, Mr. Ho and the other developer are each entitled to receive an additional 100,000 options, for an aggregate of 200,000 options.

(3) Of the options issued in connection with this product, Mr. Ho received 500,000, and two other developers each received 500,000 options. All of these options expired of their terms in January 2006.

         As of January 29, 2007, we had issued a total of 1,500,000 options pursuant to the agreement relating to the Ab King Pro, but had not received sufficient orders or shipped sufficient quantities of the other products listed in the table to trigger the issuance of additional options. Of the 1,500,000 options issued, Mr. Ho received 500,000 options. The 1,500,000 options were issued with an exercise price of $0.06 per share, and all 1,500,000 options expired in January 2006 pursuant to their terms.

         During 2004, Mr. Ho received approximately $157,400 in commissions in connection with the manufacturing agreement. During 2005, Mr. Ho received approximately $460,200 in commissions in connection with the manufacturing agreement. During 2006, Mr. Ho received approximately $328,000 in commissions in connection with the manufacturing agreement.

         Mr. Ho's commissions are calculated by  predetermined  percentages from manufacturing agreements and/or appendixes. Most of the commissions are calculated using the sales price less freight and cost of sales to the factory, that amount is then multiplied by the contract percentage, per unit for each product, after the payment has been received.

Recent Developments

Entry into Amendment Agreements

         On January 12, 2007, CirTran Corporation (the "Company"), entered into two agreements with Cornell Capital Partners, LP ("Cornell"), both of which amended prior agreements with Cornell.

         The Company entered into an Amendment Number 2 to Amended and Restated Investor Registration Rights Agreement ("Amendment No. 2") with Cornell, which amended an Amended and Restated Investor Registration Rights Agreement dated as of August 23, 2006, as amended October 30, 2006. The purpose of Amendment No. 2 was to extend the filing deadline for a registration statement to be filed by the Company to register the resale by Cornell of shares of the Company's common stock issuable to Cornell upon conversion of a convertible debenture in the aggregate principal amount of $1,500,000 (the "August Debenture") issued to Cornell in August 2006. The new filing deadline for the registration statement is June 1, 2007.

         The Company also entered into an Amendment Number 4 to Investor Registration Rights Agreement ("Amendment No. 4") with Cornell, which amended an Investor Registration Rights Agreement dated as of December 30, 2005, as most recently amended October 30, 2006. The purpose of Amendment No. 4 was to extend the filing deadline for a registration statement to be filed by the Company to register the resale by Cornell of shares of the Company's common stock issuable to Cornell upon conversion of a convertible debenture in the aggregate principal amount of $1,500,000 (the "December Debenture") issued to Cornell in December 2005. The new filing deadline for the registration statement is June 1, 2007.

Entry into Exclusive Manufacturing and Supply Agreement

         On November 30, 2006, CirTran Corporation (the "Company"), entered into an Exclusive Manufacturing and Supply Agreement (the "Agreement") with Evolve Projects, LLC ("Evolve"), an Ohio-based limited liability company.

         The term of the Agreement (the "Term") is for five years from execution, and may be continued on a month-to-month basis thereafter. The Agreement relates to the manufacturing and production of a new fitness product (the "Product"). Under the Agreement, Evolve committed to minimum orders of at least 20,000 units during the first year of the Term, at least 30,000 units during the second year of the Term, and at least 40,000 units during the third year of the Term. During the Term, Evolve agreed to purchase all of its requirements for the Product on an exclusive basis from the Company.

         The Product is designed to strengthen and rehabilitate the lower back and adjacent areas of the body. Under the terms of the Agreement, Evolve will own all right, title, and interest in and to the Product, and will market the Product under its own trademarks, service marks, symbols or trade names.

         On December 5, 2006, the Company announced that it had received the first purchase order from Evolve for more than $54,000 of the Product. The Product will be manufactured in China by the Company's Asia-based subsidiary, CirTran Asia, and the Company anticipates that the Products will ship under this first purchase order to the United States during January 2007. Once Evolve has approved the first production run of the Product, the Company and Evolve will confirm the price per unit.

         New Director

         As noted above, on February 1, 2007, Fadi Nora was appointed as a director of the Company.

                                  ANNUAL REPORT

         Copies of the Company's Annual Report on Form 10-KSB (including financial statements and financial statement schedules) for the year ended December 31, 2005, filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company - Attention: Richard Ferrone, 4125 South 6000 West, West Valley City, Utah 84128. A request for a copy of the Company's Annual Report on Form 10-KSB must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on March 16, 2007. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.


                    ----------------------------------------


                                            By Order of the Board of Directors

                                            /s/ Iehab Hawatmeh
                                            Iehab Hawatmeh
                                            President and Director

West Valley City, Utah
March 29, 2007

EXHIBIT 1
ARTICLES OF AMENDMENT FOR ARTICLES OF INCORPORATION

                            CERTIFICATE OF AMENDMENT

              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                              -Remit in Duplicate-

1.       Name of Corporation: CirTran Corporation.

2. The articles have been amended as follows (provide article numbers, if available):

         The Articles of Incorporation are to be amended by striking out the first paragraph of Article IV, as amended to date, in its entirety, and inserting a new first paragraph of Article IV reading as follows:

                                   ARTICLE IV
                                 CAPITALIZATION

         The aggregate number of shares which this Corporation shall have authority to issue is 1,500,000,000 Common Shares having a par value of $0.001 per share. Each share of stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of the shareholders. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. The capital stock of the Corporation shall be issued as fully paid, and the private property of the shareholders shall not be liable for the debts, obligations or liabilities of the Corporation. Fully paid stock of this Corporation shall not be liable to any further call of assessment. Effective as of the time at which this Certificate of Amendment to Articles of Incorporation (the "Amended Articles") becomes effective (the "Effective Date"), all outstanding shares of common stock of the Corporation automatically shall be subdivided at the rate of 1.20 shares for one share (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent and as necessary, exchange certificates representing common stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of common stock resulting from the subdivision ("New Common").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as ay be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:________________________.*

4.       Signatures (Required):

__________________________________          ____________________________________
President or Vice President                 and   Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof. IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

EXHIBIT 2
FORM OF PROXY
                               CirTran Corporation
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Iehab Hawatmeh as Proxy, with full power of substitution, and hereby authorizes him to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned at the Special Meeting of Shareholders to be held at the Company's headquarters, located at 4125 South 6000 West, West Valley City, Utah 84128 on Monday, April 30, 2007, at 10:00 a.m., M.D.T., or at any adjournment thereof.

1. To consider and act upon a proposed amendment to the Company's articles of incorporation that would increase the authorized capital of the Company to include 1,500,000,000 shares of Common Stock, par value $.001 per share, and effectuate a 1.2 shares for 1 share forward stock split.

         FOR                        AGAINST                         ABSTAIN
         /  /                       /  /                             /  /

2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE PROXY'S DISCRETION FOR PROPOSAL 2.

Please sign and date this proxy where shown below and return it promptly:



Date: _____________________________________, 2007
Signed:
SIGNATURE(S)

PLEASE SIGN ABOVE EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

--------------------------------------------------------------------------------